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                                                                    EXHIBIT 10.1

                              STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is entered into as of June 4, 1998 by and among CNET, Inc., a Delaware corporation (the "Company"), and National Broadcasting Company, Inc. (the "Purchaser"). The Company desires to sell, and the Purchaser desires to purchase, an aggregate of 812,800 shares (the "Shares") of the Company's common stock, $.0001 par value per share (the "Common Stock"), on the terms and subject to the conditions set forth herein. Accordingly, the Company and the Purchaser hereby agree as follows:

     1. AGREEMENT TO PURCHASE. At the Closing (as defined below), and subject to the terms and conditions set forth in this Agreement, the Purchaser will purchase the Shares from the Company, and the Company will issue and sell the Shares to the Purchaser, for an aggregate purchase price of $26,212,800 ($32.25 per Share).

     2. CLOSING. The closing of the purchase and sale of the Shares hereunder (the "Stock Closing") shall occur simultaneously with the closing (the "LLC Closing") under the Contribution Agreement, of even date herewith, between the Company, Purchaser and Snap! LLC (the "Contribution Agreement") or, if later, three business days after the HSR Condition (as defined below) has been satisfied. Upon payment of the purchase price for the Shares, by wire transfer of immediately available funds to an account specified by the Company, the Company will deliver to the Purchaser a certificate or certificates representing such Shares, registered in the name of the Purchaser.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

          (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. Such party has all the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) The Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, including the issuance of the Shares, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company. When issued to and paid for by the Purchaser in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been waived.

          (c) As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of (i) a total of 5,000,000 authorized shares of preferred stock, $.01 par value per share (the "Preferred Stock"), none of which is issued or outstanding, and (ii) a total of 50,000,000 authorized shares of Common Stock, of which 15,477,292 shares were issued and outstanding as of the close of business on May 31, 1998. All of such outstanding shares are validly issued, fully paid and nonassessable, and none of such outstanding shares was


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issued in violation of any preemptive rights.  In addition to the foregoing, as of May 31, 1998, warrants and options to purchase a total of 3,210,890 shares of Common Stock are outstanding, and the Company is authorized to grant additional options to purchase up to 1,344,616 additional shares of Common Stock pursuant to its existing stock option plans. Otherwise, there are not outstanding any options, warrants or similar agreements for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

          (d) Neither the sale of the Shares hereunder nor the performance of the Company's other obligations under this Agreement will violate, conflict with, result in a breach of or constitute a default (or an event that, with notice or lapse of time, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company's assets; (iii) any law, rule or regulation applicable to the Company; or (iv) the terms of any material agreement by which the Company is bound or to which any property of the Company is subject.

          (e) Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser. The sale of the Shares by the Company is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (f) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, all Current Reports on Form 8-K filed by the Company since December 31, 1997, and the Company's definitive proxy statement for its 1998 annual meeting of stockholders (collectively, the "Disclosure Documents"), as of the respective dates thereof, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (g) The financial statements of the Company included in each of the Disclosure Documents, including the schedules and notes thereto, comply in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, (as applicable) fairly present the financial condition and results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout such periods.

          (h) As of the date hereof and as of the date of the LLC Closing, since March 31, 1998, there has been no material adverse change in the properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.


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     4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser
represents and warrants, as of the date hereof and as of the Closing, as follows:

          (a) The Purchaser is acquiring the Shares for its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act.

          (b) The Purchaser understands that the Shares constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available.

          (c) The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Act.

          (d) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or of the Purchaser's affiliates is required for the execution of this Agreement or the performance of the Purchaser's obligations hereunder, including, without limitation, the purchase of the Shares from the Company.

          (e) The Purchaser has taken, or prior to the Closing will have taken, all corporate or partnership action (as applicable) required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

     5. CONDITIONS TO CLOSING. The obligations hereunder of the Company and the Purchaser shall be subject to and conditioned upon (a) the closing under the Contribution Agreement, (b) the accuracy of the representations and warranties of the other as of the date hereof and as of the Closing Date, as if such representations and warranties had been made on and as of such dates (except with respect to representations and warranties that, by their terms, are made as of a different date, which must be accurate as of such date), and (c) the performance by the other of its obligations hereunder that are required to be performed at or prior to the Closing, and (d) the expiration or early termination of any required waiting period applicable to the purchase of the Shares hereunder pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Condition"). For purposes of clarity, the parties acknowledge and agree that any adverse change in the condition of the Company following the LLC Closing date will not affect the Purchaser's obligation to complete the Closing hereunder. The Company and the Purchaser will make all filings and take all reasonable actions within their respective control required in order to satisfy the HSR Condition; provided that neither party will be required to dispose of or agree to hold separate any assets or business operations or to agree to any restriction on its business activities in connection therewith. This Agreement shall terminate automatically upon any termination of the Contribution Agreement prior to the LLC Closing, and either party may terminate this Agreement if the Closing hereunder has not occurred by July 31, 1998.

     6.   MISCELLANEOUS.

          (a) The terms and conditions of this Agreement represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreements


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or understandings, whether written or oral, between the parties respecting such subject matter. This Agreement may be modified only in a writing signed by the party against whom such modification is to be enforced.

          (b) The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, and the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

          (c) This Agreement shall be construed and enforced in accordance with the laws of the state of New York applicable to agreements between residents of New York wholly executed and wholly performed therein.

          (d) This Agreement may be executed in one or more counterparts, and such counterparts shall together constitute one and the same agreement.

     IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                   CNET, INC.


                                   By:    /s/ Halsey Minor
                                          ------------------------
                                   Name   Halsey Minor
                                          ------------------------
                                   Title: Chairman, President, and
                                          Chief Executive Officer
                                          ------------------------


                                   NATIONAL BROADCASTING COMPANY, INC.


                                   By:    /s/ Thomas Rogers
                                          ------------------------
                                   Name   Thomas Rogers
                                          ------------------------
                                   Title: Executive Vice President
                                          ------------------------


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